SUB-ITEM 77H

As of December 31, 2012, the following entities owned 25% or more of the voting securities of the Portfolio:

PORTFOLIO                                       ENTITY                                                 PERCENTAGE
MFS BLENDED RESEARCH SMALL CAP EQUITY PORTFOLIO SUN LIFE ASSURANCE COMPANY OF CANADA (US) ("SUN LIFE") 94.76%
MFS CONSERVATIVE ALLOCATION PORTFOLIO           SUN LIFE                                               93.80%
MFS GLOBAL REAL ESTATE PORTFOLIO                SUN LIFE                                               55.40%
MFS GROWTH ALLOCATION PORTFOLIO                 SUN LIFE                                               92.41%
MFS INFLATION-ADJUSTED BOND PORTFOLIO           SUN LIFE                                               53.77%
MFS LIMITED MATURITY PORTFOLIO                  SUN LIFE                                               71.47%
MFS MID CAP VALUE PORTFOLIO                     MFS MODERATE ALLOCATION PORTFOLIO                      39.49%
                                                SUN LIFE                                               33.26%
MFS MODERATE ALLOCATION PORTFOLIO               SUN LIFE                                               92.95%
MFS NEW DISCOVERY VALUE PORTFOLIO               SUN LIFE                                               47.22%